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                                                                    EXHIBIT 4(d)


                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

         This Third Amendment to the Credit Agreement (the "Amendment") is entered as of this 24th day of November, 1999, by and between FIFTH THIRD BANK, CENTRAL OHIO, an Ohio banking corporation (the "Bank") and BANCINSURANCE CORPORATION, an Ohio corporation (the "Borrower").

         WHEREAS, Bank and Borrower entered into that certain Credit Agreement, dated as of January 25, 1993, as amended by the First Amendment thereto, dated November 5, 1993 and the Second Amendment thereto, dated October 19, 1994 (the "Agreement");

         WHEREAS, Borrower executed and delivered to Bank a Revolving Note, dated January 25, 1993, in the original principal amount of $6,000,000 (the "Note");

         WHEREAS, the terms of the Note were amended and restated pursuant to Amended and Restated Notes, dated November 5, 1993, October 19, 1994, July 19, 1995, June 4, 1996, July 17, 1997 and September 1, 1998, in the principal amount of $ 10,000,000; and

         WHEREAS, Borrower and Bank desire to amend the Agreement and the Note to extend the term thereof and to change certain financial covenants contained in the Agreement, subject to the terms and conditions set forth herein;

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1.       AMENDMENTS.

         (a) Section 2, Subsections 2. 1 (a) and (b) of the Agreement are hereby amended and restated in their entirety to read as follows:

             2.1 REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank will make loans (the "Revolving Loans") to Borrower in an aggregate amount to not exceed $10,000,000. Bank may create and maintain reserves from time to time based on such credit considerations as Bank may deem appropriate. Borrower may borrow, prepay (without penalty or charge) and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed $10,000,000. If the amount of the Revolving Loans outstanding at any time under the Facility exceeds such amount, Borrower shall immediately pay the amount of such excess to Bank in cash.

             (b) On the date of execution of the Third Amendment to Credit Agreement (the "Amendment"), Borrower shall duly execute and deliver to Bank an amended and restated Revolving Note in the form attached as Exhibit 2.1 to the Amendment, in the principal amount of $10,000,000, bearing interest as specified in such Revolving Note (the "Revolving Note") and will be delivered to Bank in substitution for the Note most recently executed by Borrower on September 1, 1998, in the principal amount of $10,000,000.

         (b) Section 5, Subsection 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

             5.5 STATUTORY NET WORTH. Borrower will not permit the tangible net worth of Ohio Indemnity Company ("policy holder surplus" in statutory reporting) to be less than $18,000,000 on each December 31 throughout the term of this Agreement, as determined in accordance with accounting standards promulgated by the Ohio Department of Insurance.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. To induce Bank to enter into this Amendment, Borrower represents and warrants as follows:

         (a)      The representations and warranties of Borrower contained in
                  Section 3 of the Agreement are deemed to have been made again on and as of the date of execution of this Amendment, and are true and correct as of the date of execution hereof.

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         (b)      No Event of Default (as such term is defined in Section 6 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

         (c) The person executing this Amendment and the Amended and Restated Revolving Note, is a duly elected and acting officer of Borrower and is duly authorized by the Board of Directors of Borrower to execute and deliver this Amendment and such note on behalf of Borrower.

         3. CONDITIONS. Bank's obligations under this Amendment are subject to the following conditions:

         (a) Borrower shall have executed and delivered to Bank the Amended and Restated Revolving Note in the form attached hereto as
                  Exhibit 2. 1.

         (b) The Bank shall have been furnished copies, certified by the Secretary or assistant Secretary of Borrower, of resolutions of the Board of Directors of Borrower authorizing the execution of this Amendment, the Exhibits hereto and all other documents executed in connection herewith which resolutions will be in the form attached hereto as Exhibit A.

         (c) The representations and warranties of Borrower in Section 2 hereof shall be true and correct on the date of execution of this Amendment.

         4.       GENERAL.

         (a) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrower acknowledges that Bank has made no oral representations to Borrower with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

         (b) Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

         (c) Nothing contained herein will be construed as waiving any default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, as amended, the Note, as amended and restated, or any agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

         (d) This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

         (e) This Amendment will be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns.

         (f) All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Amendment.

         (g) This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.

         (h) This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


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         (i)      Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

         The undersigned acknowledges and agrees to be bound by the terms and provisions of only Section 5.2 of the Agreement.

                                        OHIO INDEMNITY COMPANY


                                        By:    /s/ John Sokol
                                           -------------------------------------

                                        Its:   President
                                           -------------------------------------

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         IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                        BANCINSURANCE CORPORATION


                                        By:       /s/ John Sokol
                                           -------------------------------------

                                        Its:      President
                                           -------------------------------------


                                        FIFTH THIRD BANK, CENTRAL OHIO


                                        By:       Ted Lape
                                           -------------------------------------

                                        Its:      Vice President
                                           -------------------------------------